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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): August 14, 2002


                                STERICYCLE, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                       0-21229                 36-3640402
 (State or other juris-           (Commission file           (IRS employer
diction of incorporation)              number)            identification number)


                             28161 North Keith Drive
                           Lake Forest, Illinois 60045
                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
                                 (847) 367-5910

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Item 5. Other Events

     On August 14, 2002, Stericycle, Inc. (the "Company"), acting in response to inaccurate rumors that had recently come to its attention, announced that it had reached an agreement in principle to settle an antitrust investigation by the Arizona Attorney General's office relating to Company's December 1997 sale and purchase of medical waste assets in Utah and Arizona with Browning-Ferris Industries, Inc. ("BFI") and the Company's subsequent failure to provide treatment services to certain third-party haulers of medical waste at the Company's treatment facilities in Arizona and Utah.

     The Company also confirmed that it is currently in settlement discussions with the Utah Attorney General's office in connection with an antitrust investigation related to the same issues.

     A copy of the Company's press release is filed as an exhibit to this Report.

Item 7. Financial Statements and Exhibits

     The following exhibit is filed with this Report:

     Exhibit                         Description
     -------                         -----------
      99.1         Press Release dated August 14, 2002



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                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: August 22, 2002.

                                   Stericycle, Inc.

                                   By     /s/ Frank J.M. ten Brink
                                        ---------------------------------------
                                          Frank J.M. ten Brink
                                          Executive Vice President and
                                             Chief Financial Officer

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